NOTICE OF IRREVOCABLE ELECTION
TO SETTLE CONVERSIONS OF ALL NOTES WITH
COMBINATION SETTLEMENT AND A SPECIFIED DOLLAR AMOUNT OF $1,000
NOVOCURE LIMITED
0% Convertible Senior Notes due 2025
Aggregate Principal Amount: $575,000,000
Maturity Date: November 1, 2025
CUSIP: 67011X AA1
ISIN: US67011XAA19

NOTICE IS HEREBY GIVEN, pursuant to Section 14.02(a)(iii)(B) of the Indenture (the “Indenture”), dated as of November 5, 2020, between NovoCure Limited (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), that the Company has irrevocably elected Combination Settlement as the Settlement Method for all conversions of Notes from and after the date hereof. The Specified Dollar Amount per $1,000 principal amount of Notes for any such Combination Settlement shall be $1,000. Accordingly, from and after the date hereof, upon conversion of any Notes, Holders will receive, with respect to each $1,000 principal amount of Notes converted, cash in an amount up to $1,000 and the balance of the conversion value, if any, in Ordinary Shares (together with cash in lieu of any fractional share), all in accordance with, and determined in the manner set forth in, the applicable provisions of the Indenture and the Notes. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.

Date: January 29, 2021

NOVOCURE LIMITED

By:/s/Ashley Cordova
                        Name: Ashley Cordova
                        Title: Chief Financial Officer